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                                                                  EXHIBIT 23.1.5

                    [LETTERHEAD OF STINSON, MAG & FIZZELL]

                               February 4, 1999



Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, KS 66205

                                 Re:  Consent

Ladies and Gentlemen:

             We hereby consent to the incorporation by reference of (i) our opinion dated January 22, 1999, filed as Exhibit 8.3 to Amendment No. 1 to your Registration Statement on Form S-3 (Registration No. 333-64241) (the "Registration Statement"), and (ii) our opinion dated May 26, 1998, filed as
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Exhibit 8.2 to Amendment No. 1 to your Registration Statement on Form S-4
(Registration No. 333-65173), as exhibits to your Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 (the "462(b) Filing") relating to the public offering
                             -------------
covered by the Registration Statement and the 462(b) Filing.

             In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        STINSON, MAG & FIZZELL, P.C.




                                        By: /s/ Craig L. Evans
                                           ---------------------------------
                                              Craig L. Evans